FILED
At 9:55 A.M.
AUG 14 1979
163298
THYRA [illegible]SON
SECRETARY OF STATE

ARTICLES OF AMENDMENT TO THE

ARTICLES OF INCORPORATION OF

CHEYENNE RESOURCES, INC.

Pursuant to the provisions of Section 51 of the Wyoming Business Corporation Act, the undersigned Corporation adopts the following Articles of Amendment to its Articles of Incorporation:

FIRST: The name of the Corporation is "CHEYENNE RESOURCES, INC."

SECOND: Paragraph FOURTH of the Articles of Incorporation is amended to [illegible]ad as follows:

> "The aggregate number of shares which the Corporation shall have authority to issue is 50,000,000 shares with par value of one cent ($0.01) per share, with each of the presently outstanding shares of the $0.01 par value common stock of the Corporation, amounting to 360,000 shares total, exchanged for twenty-five (25) shares of the $0.01 par value common stock of the Corporation, amounting to 9,000,000 shares total, which are hereby authorized to be created and issued, and with an increase in the stated capital on the books of the Corporation of the sum of Eighty-six Thousand Four Hundred and no/100 Dollars ($86,400.00), amounting to the net increase in the aggregate par value of the total number of issued shares of the Corporation after said exchange. All shares when issued hereunder will be fully paid and non-assessable."

Paragraphs TENTH, ELEVENTH AND TWELFTH are hereby added to the Articles of Incorporation of the Corporation and read as follows:

> "TENTH: The officers, directors and other members of management of this Corporation shall be subject to the ductrine of corporate opportunities only insofar as it applies to business opportunities in which this Corporation has expressed an interest as determined from time to time by the Corporation's Board of Directors as evidenced by resolutions appearing in the Corporation's Mintues. When such areas of interest are delineated, all such business opportunities within such areas of interest which come to the attention of the officers, directors and other members of management of this Corporation shall be disclosed promptly to this Corporation and made available to it. The Board of Directors may reject any business opportunity presented to it and thereafter any officer, director or other members of management may avail himself of such opportunity. Until such time as this Corporation, through its Board of Directors, has designated an area of interest, the officers, directors and other members of management of this Corporation shall be free to engage in such areas of interest on their own and this doctrine shall not limit the rights of any officer, director or other member of management of this Corporation to continue a business existing prior to the time that such area of interest is designated by this Corporation. This provision shall not be construed to release any employee of the Corporation (other than an officer, director or member of management) from any duties which he may have in the Corporation.

"ELEVENTH: No action of the Corporation shall be in any way affected or invalidated by reason of any of the directors, officers or other members of management of this Corporation being pecuniarily or otherwise interested either in their individual capacities or as a director, officer or other member of management of another corporation or association which is so interested, provided only that the fact of such interest is known or disclosed to the Board of Directors of this Corporation at the time such action is taken. Any member of the Board of Directors of this Corporation who is so interested in a proposed action, in either capacity, may be counted in determining the existence of a quorum at any meeting of the Board of Directors of this Corporation at which the proposed action is considered, and may vote at such meeting to authorize the action, with like force and effect as if he were not so interested.

TWELETH: The Corporation shall indemnify each director and each officer, his heirs, executors and administrators against expenses reasonably incurred or liability incurred by him in connection with any action, being or having been a director or officer of the Corporation, except in relation (i) to matters as to which he shall be finally adjudged in such action, suit or proceeding to be liable for fraud or misconduct, and (ii) to liabilities under the Securities Act of 1933, as amended, the securities laws of Wyoming or other applicable securities laws. In the event of a settlement before or after action or suit, indemnification shall be provided only in connection with such matters covered by the settlement as to which the Corporation is advised by counsel that the person to be indemnified was not guilty of such fraud or misconduct. The foregoing right of indemnification shall not exclude other rights to which a person indemnified may be entitled."

THIRD: The date of the adoption of the Amendments in Paragraph SECOND was July 31, 1979.

FOURTH: The number of shares outstanding and the number of shares entitled to vote thereon is 360,000.

FIFTH: The number of shares voting for such Amendment is 351,700. The number of shares voting against such Amendment is None. The number of shares not voting on such Amendment is 8,300. All of the shares described in this paragraph and in the preceding paragraph were of the Corporations' common stock, the Corporation's only class of securities.

SIXTH: The Amendments provide for an exchange of shares with each of the presently outstanding shares of the $0.01 par value common stock of the Corporation, amounting to 360,000 shares total, exchanged for twenty-five (25) shares of the $0.01 par value common stock of the Corporation, amounting to 9,000,000 shares total, which are hereby authorized to be created and issued, and with an increase in the stated capital on the books of the Corporation of the sum of Eighty-six Thousand

Four Hundred and no/100 Dollars ($86,400.00), amounting to the net increase in the aggregate par value of the total number of issued shares of the Corporation after said exchange. All shares when issued hereunder will be fully paid and non-assessable.

SEVENTH: The Amendments provide for a change in the amount of stated capital of the Corporation in this manner:

Stated capital increases from $3,600.00 to $90,000.00.

DATED: August 1, 1979

CHEYENNE RESOURCES, INC.

ATTEST:

By: Robert R. Spatz

Robert R. Spatz, President

Beverly A. Lillemoen

Beverly A. Lillemoen, Secretary

(Corporate Seal)

STATE OF WYOMING)
) SS.
COUNTY OF LARAMIE)

On this 1st day of August, 1979, Robert R. Spatz appeared before me personally, and after first being duly sworn by me, stated that he is the President of Cheyenne Resources, Inc., that he signed the foregoing Articles of Amendment to the Articles of Incorporation of Cheyenne Resources, Inc., as his free and voluntary act and deed on behalf of said Corporation, and that the statements contained therein are true and accurate.

WITNESS MY HAND AND OFFICIAL SEAL.

Brenda J. Warburton - Notary Public
County of Laramie, State of Wyoming
My Commission Expires May 24, 1983

Notary Public

My Commission Expires: May 24, 1983

STATE OF WYOMING
FILED
At 9:55 A.M.
AUG 14 1979
163298
THYRA THOMSON
SECRETARY OF STATE

ARTICLES OF AMENDMENT TO THE

ARTICLES OF INCORPORATION OF

CHEYENNE RESOURCES, INC.

Pursuant to the provisions of Section 51 of the Wyoming Business Corporation Act, the undersigned Corporation adopts the following Articles of Amendment to its Articles of Incorporation:

FIRST: The name of the Corporation is "CHEYENNE RESOURCES, INC."

SECOND: Paragraph FOURTH of the Articles of Incorporation is amended to read as follows:

> "The aggregate number of shares which the Corporation shall have authority to issue is 50,000,000 shares with par value of one cent ($0.01) per share, with each of the presently outstanding shares of the $0.01 par value common stock of the Corporation, amounting to 360,000 shares total, exchanged for twenty-five (25) shares of the $0.01 par value common stock of the Corporation, amounting to 9,000,000 shares total, which are hereby authorized to be created and issued, and with an increase in the stated capital on the books of the Corporation of the sum of Eighty-six Thousand Four Hundred and no/100 Dollars ($86,400.00), amounting to the net increase in the aggregate par value of the total number of issued shares of the Corporation after said exchange. All shares when issued hereunder will be fully paid and non-assessable."

Paragraphs TENTH, ELEVENTH AND TWELFTH are hereby added to the Articles of Incorporation of the Corporation and read as follows:

> "TENTH: The officers, directors and other members of management of this Corporation shall be subject to the doctrine of corporate opportunities only insofar as it applies to business opportunities in which this Corporation has expressed an interest as determined from time to time by the Corporation's Board of Directors as evidenced by resolutions appearing in the Corporation's Mintues. When such areas of interest are delineated, all such business opportunities within such areas of interest which come to the attention of the officers, directors and other members of management of this Corporation shall be disclosed promptly to this Corporation and made available to it. The Board of Directors may reject any business opportunity presented to it and thereafter any officer, director or other members of management may avail himself of such opportunity. Until such time as this Corporation, through its Board of Directors, has designated an area of interest, the officers, directors and other members of management of this Corporation shall be free to engage in such areas of interest on their own and this doctrine shall not limit the rights of any officer, director or other member of management of this Corporation to continue a business existing prior to the time that such area of interest is designated by this Corporation. This provision shall not be construed to release any employee of the Corporation (other than an officer, director or member of management) from any duties which he may have in the Corporation.

"ELEVENTH: No action of the Corporation shall be in any way affected or invalidated by reason of any of the directors, officers or other members of management of this Corporation being pecuniarily or otherwise interested either in their individual capacities or as a director, officer or other member of management of another corporation or association which is so interested, provided only that the fact of such interest is known or disclosed to the Board of Directors of this Corporation at the time such action is taken. Any member of the Board of Directors of this Corporation who is so interested in a proposed action, in either capacity, may be counted in determining the existence of a quorum at any meeting of the Board of Directors of this Corporation at which the proposed action is considered, and may vote at such meeting to authorize the action, with like force and effect as if he were not so interested.

TWELETH: The Corporation shall indemnify each director and each officer, his heirs, executors and administrators against expenses reasonably incurred or liability incurred by him in connection with any action, being or having been a director or officer of the Corporation, except in relation (i) to matters as to which he shall be finally adjudged in such action, suit or proceeding to be liable for fraud or misconduct, and (ii) to liabilities under the Securities Act of 1933, as amended, the securities laws of Wyoming or other applicable securities laws. In the event of a settlement before or after action or suit, indemnification shall be provided only in connection with such matters covered by the settlement as to which the Corporation is advised by counsel that the person to be indemnified was not guilty of such fraud or misconduct. The foregoing right of indemnification shall not exclude other rights to which a person indemnified may be entitled."

THIRD: The date of the adoption of the Amendments in Paragraph SECOND was July 31, 1979.

FOURTH: The number of shares outstanding and the number of shares entitled to vote thereon is 360,000.

FIFTH: The number of shares voting for such Amendment is 351,700. The number of shares voting against such Amendment is None. The number of shares not voting on such Amendment is 8,300. All of the shares described in this paragraph and in the preceding paragraph were of the Corporations' common stock, the Corporation's only class of securities.

SIXTH: The Amendments provide for an exchange of shares with each of the presently outstanding shares of the $0.01 par value common stock of the Corporation, amounting to 360,000 shares total, exchanged for twenty-five (25) shares of the $0.01 par value common stock of the Corporation, amounting to 9,000,000 shares total, which are hereby authorized to be created and issued, and with an increase in the stated capital on the books of the Corporation of the sum of Eighty-six Thousand

Four Hundred and no/100 Dollars ($86,400.00), amounting to the net increase in the aggregate par value of the total number of issued shares of the Corporation after said exchange. All shares when issued hereunder will be fully paid and non-assessable.

SEVENTH: The Amendments provide for a change in the amount of stated capital of the Corporation in this manner:

Stated capital increases from $3,600.00 to $90,000.00.

DATED: August 1, 1979

CHEYENNE RESOURCES, INC.

ATTEST:

By: *Robert R. Spatz*

Beverly A. Lillemoen

Beverly A. Lillemoen, Secretary

Robert R. Spatz, President

(Corporate Seal)

STATE OF WYOMING)
) SS.
COUNTY OF LARAMIE)

On this 1st day of August, 1979, Robert R. Spatz appeared before me personally, and after first being duly sworn by me, stated that he is the President of Cheyenne Resources, Inc., that he signed the foregoing Articles of Amendment to the Articles of Incorporation of Cheyenne Resources, Inc., as his free and voluntary act and deed on behalf of said Corporation, and that the statements contained therein are true and accurate.

WITNESS MY HAND AND OFFICIAL SEAL.

Brenda J. Warburton

Notary Public

Brenda J. Warburton - Notary Public
COUNTY OF LARAMIE STATE OF WYOMING
My Commission Expires May 24, 1983

My Commission Expires: May 24, 1983

State of Wyoming

OFFICE OF THE SECRETARY OF STATE

Certificate of Incorporation

OF

. . . CHEYENNE RESOURCES, INC. . . .

The undersigned, as Secretary of State of the State of Wyoming, hereby certifies that duplicate originals of Articles of Incorporation for the incorporation of

. . . CHEYENNE RESOURCES, INC. . . .

duly signed and verified pursuant to the provisions of the Wyoming Business Corporation Act, have been received in this office and are found to conform to law.

ACCORDINGLY the undersigned, as such Secretary of State, and by virtue of the authority vested in him by law, hereby issues this Certificate of Incorporation of

. . . CHEYENNE RESOURCES, INC. . . .

and attaches hereto a duplicate original of the Articles of Incorporation.

IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed the Great Seal of the State of Wyoming.

Done at Cheyenne, the Capital,

this seventeenth day of

November A. D. 19 70

Thyra Thomson

Secretary of State

By ....

Deputy

STATE OF WYOMING } ss
Office of the Secretary
I hereby certify that this instrument was filed for record in this office on the 17th day of November 19 70 at 8:50 AM
111339
THYRA THOMSON
Secretary of State

ARTICLES OF INCORPORATION

OF

CHEYENNE RESOURCES, INC.

I, the undersigned natural person of the age of twenty-one years or more, acting as incorporator of a corporation under the Wyoming Business Corporation Act, adopt the following Articles of Incorporation for such corporation:

FIRST: The name of the Corporation is Cheyenne Resources, Inc.

SECOND: The period of its duration is perpetual.

THIRD: The Corporation shall have unlimited power to engage in and to do any lawful act concerning any or all lawful businesses for which corporations may be organized in the State of Wyoming.

FOURTH: The aggregate number of shares which the Corporation shall have authority to issue is 5,000,000 shares with par value of one cent (1¢) per share.

FIFTH: The Corporation will not commence business until at least Five Hundred ($500.00) dollars has been received by it as consideration for the issuance of shares.

SIXTH: Shareholders will have no preemptive right to acquire additional or treasury shares of the Corporation.

SEVENTH: The address of the initial registered office of the Corporation is 1807 Warren Avenue, Cheyenne, Wyoming 82001 and the name of its initial registered agent at such address is James T. Hays.

EIGHTH: The number of directors constituting the initial Board of Directors of the Corporation is one, and the name and address of the person who is to serve as Director until the first annual meeting of shareholders or until his successor is elected and shall qualify is:

James T. Hays 1807 Warren Avenue, Cheyenne, Wyoming 82001

When the shares of the Corporation become owned beneficially or of record by more than one shareholder, one or more additional directors shall be elected at the next following annual meeting.

NINTH: The name and address of the incorporator is:

James T. Hays 1807 Warren Avenue, Cheyenne, Wyoming 82001

DATED: November 16, 1970

James T. Hays
Incorporator

STATE OF WYOMING)
) SS:
COUNTY OF LARAMIE)

I, Beverly A. Lillemoen, a notary public, hereby certify that on the 16th day of November, 1970, personally appeared before me James T. Hays, who, being by me first duly sworn, declared that he is the person who signed the foregoing document as incorporator, and that the statements therein contained are true.

Beverly A. Lillemoen - Notary Public
County of Laramie State of Wyoming
(SEAL) My Commission Expires July 10, 1972

Beverly A. Lillemoen
Notary Public

My commission Expires July 10, 1972.

State of Wyoming

OFFICE OF THE

SECRETARY OF STATE

Certificate of Incorporation

OF

. . . CHEYENNE RESOURCES, INC. . . .

The undersigned, as Secretary of State of the State of Wyoming, hereby certifies that duplicate originals of Articles of Incorporation for the incorporation of

. . . CHEYENNE RESOURCES, INC. . . .

duly signed and verified pursuant to the provisions of the Wyoming Business Corporation Act, have been received in this office and are found to conform to law.

ACCORDINGLY the undersigned, as such Secretary of State, and by virtue of the authority vested in him by law, hereby issues this Certificate of Incorporation of

. . . CHEYENNE RESOURCES, INC. . . .

and attaches hereto a duplicate original of the Articles of Incorporation.

IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed the Great Seal of the State of Wyoming.

Done at Cheyenne, the Capital,

this seventeenth day of

November A. D. 19 70

Thyra Thomson

Secretary of State

By ______________________

Deputy